Exhibit 1.3



                                 ______________




                             STOCKHOLDERS AGREEMENT

                                  BY AND AMONG

                         BROOKDALE SENIOR LIVING INC.,

                             FIT-ALT INVESTOR LLC,

                      FORTRESS BROOKDALE ACQUISITION LLC,

                          FORTRESS INVESTMENT TRUST II

                                      and

                                HEALTH PARTNERS





                                 ______________



                         Dated as of November 28, 2005

ARTICLE I DEFINITIONS..........................................................1

Section 1.1 Defined Terms......................................................1

ARTICLE II TRANSFER............................................................6

Section 2.1 Binding Effect on Transferees......................................6

Section 2.2 Additional Purchases...............................................7

Section 2.3 Charter Provisions.................................................7

Section 2.4 Legend.............................................................7

ARTICLE III BOARD OF DIRECTORS.................................................7

Section 3.1 Board .............................................................7

ARTICLE IV REPRESENTATIONS OF EACH STOCKHOLDER.................................9

Section 4.1 Due Organization, Authorization....................................9

Section 4.2 Enforceability, Etc................................................9

Section 4.3 No Conflicts.......................................................9

Section 4.4 Governmental Approvals.............................................9

Section 4.5 Litigation........................................................10

Section 4.6 Title to the Shares...............................................10

ARTICLE V REGISTRATION RIGHTS.................................................10

Section 5.1 Demand Registration...............................................10

Section 5.2 Piggyback Registrations...........................................12

Section 5.3 Shelf Registration................................................14

Section 5.4 Withdrawal Rights.................................................15

Section 5.5 Holdback Agreements...............................................16

Section 5.6 Registration Procedures...........................................16

Section 5.7 Registration Expenses.............................................20

Section 5.8 Indemnification...................................................21

ARTICLE VI MISCELLANEOUS......................................................24

Section 6.1 Headings..........................................................24

Section 6.2 Entire Agreement..................................................24

Section 6.3 Further Actions; Cooperation......................................24

Section 6.4 Notices...........................................................24

Section 6.5 Applicable Law....................................................26

Section 6.6 Severability......................................................26

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Section 6.7 Successors and Assigns............................................26

Section 6.8 Amendments........................................................27

Section 6.9 Waiver............................................................27

Section 6.10 Counterparts.....................................................27

Section 6.11 Submission to Jurisdiction.......................................27

Section 6.12 Injunctive Relief................................................27

Section 6.13 Recapitalizations, Exchanges, Etc. Affecting the shares of Common
                   Stock; New Issuances.......................................28

Section 6.14 Termination......................................................28

Section 6.15 Rule 144.........................................................28


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


                             STOCKHOLDERS AGREEMENT

                                       OF

                         BROOKDALE SENIOR LIVING INC..

                                         ______________

            THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made as of November 28, 2005, by and among Brookdale Senior Living Inc., a Delaware corporation (the "Company"), FIT-ALT Investor LLC, a Delaware limited liability company ("FIT-ALT"), Fortress Brookdale Acquisition LLC, a Delaware limited liability company ("FBA"), Fortress Investment Trust II, a Delaware business trust ("FIT"), and Health Partners, a Bermuda exempted partnership ("HP"). FBA, FIT, FIT-ALT and HP are referred to herein individually as an "Initial Stockholder" and collectively referred to herein as the "Initial Stockholders." Certain capitalized terms used in this Agreement are defined in Article I. Unless otherwise indicated, references to articles and sections shall be to articles and sections of this Agreement.

            WHEREAS, each Initial Stockholder is the holder of shares of Common Stock (as hereinafter defined);

            WHEREAS, the Initial Stockholders desire to regulate the sale, assignment, transfer, encumbrance or other disposition of Company Securities (as hereinafter defined) and to provide for certain rights and obligations in respect thereto as hereinafter provided;

            WHEREAS, the Company has agreed to provide the registration rights set forth herein; and

            WHEREAS, the Stockholders (as hereinafter defined) deem it in their best interests and in the best interests of the Company to provide for certain arrangements with respect to the management of the Company and desire to enter into this Agreement in order to effectuate such purpose and to set forth certain of their respective rights and obligations in connection with their investment in the Company.

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

            Section 1.1 Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

               (a) "Additional Registration Rights Agreement" shall mean the Registration Rights Agreement, dated June 29, 2005, between the Company, Emeritus Corporation and NW Select LLC.

               (b) "Additional Sellers" shall mean those Persons which are entitled to demand and "piggyback" registration rights with respect to shares of Common Stock owned by them pursuant to the Additional Registration Rights Agreement.

               (c) "Additional Shares" shall mean the "Registrable Securities" (as such term is defined in the Additional Registration Rights Agreement) held by the Additional Sellers.

               (d) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act; provided that no Stockholder shall be deemed an Affiliate of any other Stockholder solely by reason of any investment in the Company.

               (e) "Agreement" shall have the meaning assigned to it in the introductory paragraph.

               (f) A Person shall be deemed to "Beneficially Own" securities if such Person is deemed to be a "beneficial owner" within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement.

               (g) "Board" shall have the meaning assigned to it in Section 3.1(a).

               (h) "Capital Stock" shall mean and include (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock of any Person, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership,
(iii) all membership interests or limited liability company interests in any limited liability company and (iv) all equity or ownership interests in any Person of any other type.

               (i) "Commission" shall mean the United States Securities and Exchange Commission or any successor agency.

               (j) "Common Stock" shall mean the Company's common stock, par value $0.01 per share and any and all securities of any kind whatsoever of the Company which may be issued and outstanding on or after the date hereof in respect of, in exchange for, or upon conversion of shares of Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

               (k) "Company" shall have the meaning assigned to it in the introductory paragraph.

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

               (l) "Company Securities" shall mean (i) any Common Stock and
(ii) any other securities of the Company entitled to vote generally in the election of directors of the Company.

               (m) "Demand" shall have the meaning assigned to it in Section 5.1(a).

               (n) "Demand Registration" shall have the meaning assigned to it in Section 5.1(a).

               (o) "Emeritus/NW Select Demand Registration" shall have the meaning assigned to "Demand Registration" in the Registration Rights Agreement, dated the date hereof, by and among the Company, Emeritus Corporation and NW Select LLC.

               (p) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               (q) "FBA" shall have the meaning assigned to it in the introductory paragraph.

               (r) "FIG Advisors" shall mean FIG Advisors LLC, a Delaware limited liability company, or any other Person designated as "FIG Advisors" by Fortress Investment Group LLC in a written notice to the Company.

               (s) "FIT" shall have the meaning assigned to it in the introductory paragraph.

               (t) "FIT-ALT" shall have the meaning assigned to it in the introductory paragraph.

               (u) "Form S-3" shall have the meaning assigned to it in Section 5.3(a).

               (v) "Fortress Stockholders" shall mean collectively FBA, FIT and FIT-ALT.

               (w) "HP" shall have the meaning assigned to it in the introductory paragraph.

               (x) "Initial Public Offering" shall mean the initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act.

               (y) The terms "Initial Stockholder" and "Initial Stockholders" shall each have the meaning assigned to such term in the introductory paragraph.

               (z) "Inspectors" shall have the meaning assigned to it in
Section 5.6(a)(viii).

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

               (aa) "Liens" shall have the meaning assigned to it in Section
4.3.

               (bb) "Losses" shall have the meaning assigned to it in Section 5.8(a).

               (cc) "NYSE" means the New York Stock Exchange.

               (dd) "Other Demanding Sellers" shall have the meaning assigned to it in Section 5.2(b).

               (ee) "Other Proposed Sellers" shall have the meaning assigned to it in Section 5.2(b).

               (ff) "Partner Permitted Transferee" shall mean those Permitted Transferees of HP or any of its Permitted Transferees specified in clauses
(iii)(A) and (D) of the definition of "Permitted Transferee" contained herein.

               (gg) "Piggyback Notice" shall have the meaning assigned to it in
Section 5.2(a).

               (hh) "Piggyback Registrable Amount" shall mean an amount of Common Stock equal to 1% of the Common Stock issued and outstanding immediately after the consummation of the Initial Public Offering.

               (ii) "Piggyback Registration" shall have the meaning assigned to it in Section 5.2(a).

               (jj) "Piggyback Seller" shall have the meaning assigned to it in
Section 5.2(a).

               (kk) "Piggyback Stockholder" shall mean (i) the Initial Stockholders and (ii) each Permitted Transferee who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof or Permitted Transferee thereof who is entitled to enforce the provisions of this Agreement in accordance with the terms hereof, in the case of clauses (i) and
(ii), to the extent that such Initial Stockholder (irrespective of whether or not such Initial Stockholder owns any Registrable Securities) or such Permitted Transferee, together with its respective Permitted Transferees (other than any other Initial Stockholders), holds at least a Piggyback Registrable Amount.

               (ll) "Permitted Transferee" shall mean, with respect to each Stockholder, (i) any other Stockholder, (ii) such Stockholder's Affiliates and
(iii) in the case of any Stockholder, (A) any general or limited partner or member of such Stockholder, (B) any corporation, partnership, limited liability company or other entity that is an Affiliate of such Stockholder or any general or limited partner of such Stockholder (collectively, "Stockholder Affiliates"),
(C) any investment funds managed directly or indirectly by such Stockholder or any Stockholder Affiliates (a "Stockholder Fund"), (D) any general or limited partner of any Stockholder Fund, (E) any managing director, general partner, director, limited partner, officer or employee of any Stockholder

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

Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (E) (collectively, "Stockholder Associates") or (F) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which consist solely of any one or more of such Stockholder, any general or limited partner of such Stockholder, any Stockholder Affiliates, any Stockholder Fund, any Stockholder Associates, their spouses or their lineal descendants.

               (mm) "Person" shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

               (nn) "Public Offering" shall mean an offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act, including an offering in which Stockholders are entitled to sell Common Stock pursuant to the terms of this Agreement.

(oo) "Records" shall have the meaning assigned to it in Section 5.6(a)(viii).

               (pp) "Registrable Amount" shall mean an amount of Common Stock equal to 5% of the Common Stock issued and outstanding immediately after the consummation of the Initial Public Offering.

               (qq) "Registrable Securities" shall mean any Common Stock currently owned or hereafter acquired by any Stockholder. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (x) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement or (y) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act.

               (rr) "Requested Information" shall have the meaning assigned to it in Section 5.8(g).

               (ss) "Requesting Stockholder" shall have the meaning assigned to it in Section 5.1(a).

               (tt) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               (uu) "Selling Holders" shall have the meaning assigned to it in
Section 5.6(a)(i).

               (vv) "Shelf Notice" shall have the meaning assigned to it in
Section 5.3(a).

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               (ww) "Shelf Registration Statement" shall have the meaning assigned to it in Section 5.3(a).

               (xx) "Stockholders" shall mean (i) the Initial Stockholders and
(ii) each Permitted Transferee who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof or Permitted Transferee thereof who is entitled to enforce the provisions of this Agreement in accordance with the terms hereof, in the case of clauses (i) and (ii), to the extent that such Initial Stockholder (irrespective of whether or not such Initial Stockholder owns any Registrable Securities) or such Permitted Transferee, together with its respective Permitted Transferees (other than any other Initial Stockholders), hold at least a Registrable Amount.

               (yy) "Suspension Period" shall have the meaning assigned to it in Section 5.3(d).

               (zz) "Transfer" shall mean, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

               (aaa) "Underwritten Offering" shall mean a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

               (bbb) "Voting Power of the Company" shall mean the total number of votes that may be cast in the election of directors of the Company if all Company Securities were present and voted at a meeting held for such purpose.


                                   ARTICLE II

                                    TRANSFER

            Section 2.1 Binding Effect on Transferees. Prior to any Transfer by a Stockholder of Company Securities to a Permitted Transferee (other than a Partner Permitted Transferee), the transferring Stockholder shall cause the transferee to execute an agreement on the same terms and conditions set forth herein, providing that such transferee shall be bound by and shall fully comply with the terms of this Agreement (including the provisions of Article IV with respect to the Company Securities being transferred to such transferee) and shall become a Stockholder hereunder; provided, however, that prior to any Transfer to a Partner Permitted Transferee, the transferring Stockholder shall cause such Partner Permitted Transferee to execute a joinder agreement whereby such Partner Permitted Transferee shall agree to be bound by the provisions of


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

Section 5.5 hereof. For the avoidance of doubt, no Partner Permitted Transferee shall be deemed to have any other rights hereunder, including any right to have shares of Company Securities registered pursuant to Article V hereof.

            Section 2.2 Additional Purchases. Any Company Securities owned by a Stockholder on or after the date of this Agreement shall be subject to the terms and conditions of this Agreement.

            Section 2.3 Charter Provisions. No amendment shall be made to the Company's Certificate of Incorporation as in effect as of the date of this Agreement in a manner that would (a) add restrictions to the transferability of the Company Securities by any Stockholder who was an original party to this Agreement and who (or whose Permitted Transferee) remains a "Stockholder" at the time of such an amendment, which restrictions are beyond those provided for in the Company's Certificate of Incorporation, this Agreement or the securities laws or (b) nullify any of the rights of any Stockholder who was an original party to this Agreement and who (or whose Permitted Transferee) remains a "Stockholder" at the time of such amendment, which rights are explicitly provided for in this Agreement, unless, in each such case, such amendment shall have been approved by such Stockholder.

            Section 2.4 Legend. Each certificate representing Company Securities issued to a Stockholder shall be stamped or otherwise imprinted with a legend in substantially the following form:

             "The shares represented by this certificate are subject to the provisions contained in the Stockholders Agreement dated as of ________, 2005 among certain of the stockholders of the Corporation named therein."

                                  ARTICLE III

                              BOARD OF DIRECTORS

            Section 3.1  Board.

               (a) For so long as this Agreement is in effect, each of the Stockholders shall vote or cause to be voted all of the Company Securities held of record or beneficially owned by such Stockholder and take all other reasonably necessary action so as to elect to the board of directors of the Company (the "Board"), and to continue in office not more than seven (7) directors which shall include (x) those directors designated by FIG Advisors pursuant to Section 3.1(b) and (y) the director designated by HP pursuant to
Section 3.1(c). The Stockholders shall cause the Company to take all necessary or desirable action within its control to give effect to the provisions of this Section 3.1. The Company shall use its reasonable efforts so that a sufficient number of "independent directors" (as such term is defined in the applicable NYSE listing standards from time to time) are members of the Board in order for the Company to comply with the applicable listing standards of the NYSE without reliance on the "controlled company" exception contemplated thereby.

               (b) So long as the Fortress Stockholders and their Permitted Transferees have Beneficial Ownership of:

                  (i) more than 50% of the Voting Power of the Company, FIG Advisors shall be entitled to designate four directors to the Board,

                  (ii) less than 50% but more than 25% of the Voting Power of the Company, FIG Advisors shall be entitled to designate three directors to the Board,

                  (iii) less than 25% but more than 10% of the Voting Power of the Company, FIG Advisors shall be entitled to designate two directors to the Board, and

                  (iv) less than 10% but more than 5% of the Voting Power of the Company, FIG Advisors shall be entitled to designate one director to the Board.

Each of the Stockholders shall vote or cause to be voted all of the Company Securities held of record or beneficially owned by such Stockholder and take all other reasonably necessary action so as to effect the purpose of this
Section 3.1(b).

               (c) So long as HP and its Permitted Transferees (other than any Partner Permitted Transferee) have Beneficial Ownership of more than 5% of the Voting Power of the Company, HP shall be entitled to designate one director to the Board. Each of the Stockholders shall vote or cause to be voted all of the Company Securities held of record or beneficially owned by such Stockholder and take all other reasonably necessary action so as to effect the purpose of this
Section 3.1(c).

               (d) If either FIG Advisors or HP notifies the other Stockholders of its desire to remove, with or without cause, any director previously designated by it, each Stockholder shall vote or cause to be voted all of the shares of Company Securities held or record or beneficially owned by such Stockholder and take all other necessary actions to cause the removal of any director designated by FIG Advisors or HP, as the case may be, pursuant to this
Section 3.1(d).

               (e) In the event that any designee of either FIG Advisors or HP shall for any reason cease to serve as a member of the Board during his term of office, the resulting vacancy on the Board will be filled by an individual designated by FIG Advisors or HP, as the case may be, and each of the Stockholders shall vote or cause to be voted all of the Company Securities held of record or beneficially by such Stockholder and take all other reasonably necessary action so as to effect the purpose of this Section 3.1(e).

               (f) If at any time the number of directors entitled to be designated by either of FIG Advisors or HP pursuant to this Section 3.1 would decrease, within 10 days thereafter, FIG Advisors or HP, as applicable, shall cause a sufficient number of directors designated by it to resign from the board so that the number of directors designated by it on the Board after such resignation(s) equals the number of directors FIG Advisors or HP, as applicable, would have been entitled to designate had an election of directors taken place at such time. Any vacancies created by a resignation required by this Section 3.1(f) shall be filled by a majority vote of the Board.


                                   ARTICLE IV

                      REPRESENTATIONS OF EACH STOCKHOLDER

             Each Stockholder hereby represents and warrants to each other Stockholder as follows:

            Section 4.1 Due Organization, Authorization. Such Stockholder is either (a) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or (b) a natural person that is competent and has legal capacity to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by such Stockholder of this Agreement, if not a natural person, and the consummation by such Stockholder of the transactions contemplated hereby, have been duly authorized by all necessary corporate and other action on its part.

            Section 4.2 Enforceability, Etc. This Agreement has been duly executed and delivered by such Stockholder. This Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to any limitations imposed by bankruptcy, insolvency, or other laws of general application relating to enforcement of creditors' rights or general equity principles.

            Section 4.3 No Conflicts. The execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby will not (a) result in a violation of, be in conflict with or constitute a default (with or without notice or lapse of time or both) under (i) any law applicable to such Stockholder or any of its assets, (ii) any provision of its organizational documents, if such Stockholder is not a natural person, (iii) any order or judgment of any court or other agency of government applicable to such Stockholder or any of its assets or
(iv) any contractual restriction binding on or affecting such Stockholder or any of its assets or (b) result in the creation or imposition of any lien, mortgage, pledge, claim, right, charge, security interest or other restriction or encumbrance (collectively, "Liens") upon any of such Stockholder's assets, including the shares of Common Stock.

            Section 4.4 Governmental Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, including under federal or state law or otherwise, is required to be obtained or made by or with respect to such Stockholder in connection with its execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by such Stockholder (other than those which are not material).

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


            Section 4.5 Litigation. There is no lawsuit, claim, proceeding or investigation pending or threatened by or against such Stockholder or any of its properties, assets, operations, businesses or prospects, which relates to the transactions contemplated by this Agreement.

            Section 4.6 Title to the Shares. Such Stockholder owns the Company Securities owned by it free and clear of any Liens.

                                   ARTICLE V

                              REGISTRATION RIGHTS


            Section 5.1 Demand Registration.

               (a) At any time after the six month anniversary of the date hereof, any Persons that on the date a Demand (as hereafter defined) is made constitute a Stockholder (a "Requesting Stockholder") shall be entitled to make a written request of the Company (a "Demand") for registration under the Securities Act of an amount of Registrable Securities that, when taken together with the amounts of Registrable Securities requested to be registered under the Securities Act by such Requesting Stockholder's Affiliates, equals or is greater than the Registrable Amount (based on the number of Registrable Securities outstanding on the date such Demand is made) (a "Demand Registration") and thereupon the Company will, subject to the terms of this Agreement, use its commercially reasonable efforts to effect the registration under the Securities Act of:

                  (i) the Registrable Securities which the Company has been so requested to register by the Requesting Stockholders for disposition in accordance with the intended method of disposition stated in such Demand;

                  (ii) all other Registrable Securities which the Company has been requested to register pursuant to Section 5.1(b); and

                  (iii) all shares of Common Stock which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 5.1, but subject to Section 5.1(g);

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional Common Stock, if any, to be so registered.

               (b) A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration,
(ii) the intended method of disposition in connection with such Demand Registration, to the extent then known and (iii) the identity of the Requesting Stockholder (or Requesting Stockholders). Within five days after receipt of a Demand, the Company shall give written notice of such Demand to any other Persons that on the date a Demand is delivered to the Company constitute a Stockholder. Subject to Section 5.1(g), the Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Company has received a written request for inclusion therein within ten days after the Company's notice required by this paragraph has been given. Such written request shall comply with the requirements of a Demand as set forth in this Section 5.1(b).

               (c) Each Stockholder shall be entitled to an aggregate of two Demand Registrations.

               (d) A Demand Registration shall not be deemed to have been effected and shall not count as a Demand (i) unless a registration statement with respect thereto has become effective and has remained effective for a period of at least 60 days (or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold thereunder), (ii) if, after it has become effective, such Demand Registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Demand Registration are not satisfied, other than by reason of some act or omission by such Requesting Stockholders.

               (e) Demand Registrations shall be on such appropriate registration form of the Commission as shall be selected by the Requesting Stockholders and shall be reasonably acceptable to the Company.

               (f) The Company shall not be obligated to (i) maintain the effectiveness of a registration statement under the Securities Act, filed pursuant to a Demand Registration, for a period longer than 60 days or (ii) effect any Demand Registration (A) within six months of a "firm commitment" Underwritten Offering in which all Piggyback Stockholders were given "piggyback" rights pursuant to Section 5.2 (subject to Section 5.1(g)) and at least 50% of the number of Registrable Securities requested by such Stockholders to be included in such Demand Registration were included, (B) within four months of any other Demand Registration or Emeritus/NW Select Demand Registration or (C) if, in the Company's reasonable judgment, it is not feasible for the Company to proceed with the Demand Registration because of the unavailability of audited financial statements. In addition, the Company shall be entitled to postpone (upon written notice to all Stockholders) for up to 120 days the filing or the effectiveness of a registration statement for any Demand Registration (but no more than twice in any period of 12 consecutive months) if the Board determines in good faith and in its reasonable judgment that the filing or effectiveness of the registration statement relating to such Demand Registration would cause the disclosure of material, non-public information that the Company has a bona fide business purpose for preserving as confidential. In the event of a postponement by the Company of the filing or effectiveness of a registration statement for a Demand Registration, the holders of a majority of Registrable Securities held by the Requesting Stockholder(s) shall have the right to withdraw such Demand in accordance with
Section 5.4.

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

               (g) The Company shall not include any securities other than Registrable Securities and Additional Shares in a Demand Registration, except with the written consent of Stockholders participating in such Demand Registration that hold a majority of the Registrable Securities included in such Demand Registration. If, in connection with a Demand Registration, any managing underwriter (or, if such Demand Registration is not an Underwritten Offering, a nationally recognized independent investment bank selected by FIG Advisors or any of the Permitted Transferees of either of the Fortress Stockholders (to the extent a Stockholder hereunder), reasonably acceptable to the Company, and whose fees and expenses shall be borne solely by the Company) advises the Company, in writing, that, in its opinion, the inclusion of all of the securities, including securities of the Company that are not Registrable Securities, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in such registration statement only such securities as the Company is advised by such underwriter can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Stockholders, which, in the opinion of the underwriter can be sold without adversely affecting the marketability of the offering, pro rata among such Stockholders requesting such Demand Registration on the basis of the number of such securities requested to be included by such Stockholders and such Stockholders that are Piggyback Sellers; (ii) second, securities the Company proposes to sell; and (iii) third, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other method determined by the Company.

               (h) Anytime that a Demand Registration involves an Underwritten Offering, the Company shall select the investment banker or investment bankers and managers that will serve as lead and co-managing underwriters with respect to the offering of such Registrable Securities.

Section 5.2     Piggyback Registrations.

               (a) Subject to the terms and conditions hereof, whenever the Company proposes to register any of its equity securities under the Securities Act (other than a registration by the Company on a registration statement on Form S-4 or a registration statement on Form S-8 or any successor forms thereto) (a "Piggyback Registration"), whether for its own account or for the account of others, the Company shall give the Piggyback Stockholders prompt written notice thereof (but not less than ten business days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a "Piggyback Notice") shall specify, at a minimum, the number of equity securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known) and a good faith estimate by the Company of the proposed minimum offering price of such equity securities. Upon the written request of any Persons that on the date of the Piggyback Notice constitute a Piggyback Stockholder (a "Piggyback Seller") (which written request shall specify the number of Registrable Securities then presently intended to be disposed of by such Piggyback Seller) given within ten days after such Piggyback Notice is received by such Piggyback Seller, the Company, subject to the terms and conditions of this Agreement, shall use its reasonable best efforts to cause all such Registrable Securities held by Piggyback Sellers with respect to which the Company has received such written requests for inclusion to be included in such Piggyback Registration on the same terms and conditions as the Company's equity securities being sold in such Piggyback Registration.

               (b) If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an Underwritten Offering, a nationally recognized independent investment bank selected by FIG Advisors or any of the Permitted Transferees of either of the Fortress Stockholders (to the extent a Stockholder hereunder), reasonably acceptable to the Company, and whose fees and expenses shall be borne solely by the Company) advises the Company in writing that, in its opinion, the inclusion of all the equity securities sought to be included in such Piggyback Registration by (i) the Company, (ii) others who have sought to have equity securities of the Company registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called "piggyback" or other incidental or participation registration rights) such registration (such Persons being "Other Demanding Sellers"), (iii) the Piggyback Sellers and (iv) any other proposed sellers of equity securities of the Company (such Persons being "Other Proposed Sellers"), as the case may be, would adversely affect the marketability of the equity securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such equity securities as the Company is so advised by such underwriter can be sold without such an effect, as follows and in the following order of priority:

                  (i) if the Piggyback Registration relates to an offering for the Company's own account, then (A) first, such number of equity securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, Registrable Securities of Piggyback Sellers, securities sought to be registered by Other Demanding Sellers and Additional Shares of Additional Sellers (if any), pro rata on the basis of the number of shares of Common Stock held by such Piggyback Sellers and Additional Sellers and (C) third, other equity securities held by any Other Proposed Sellers; or

                  (ii) if the Piggyback Registration relates to an offering other than for the Company's own account, then (A) first, such number of equity securities sought to be registered by each Other Demanding Seller, the Piggyback Sellers and the Additional Sellers (if any), pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, Piggyback Sellers and Additional Sellers and (B) second, other equity securities held by any Other Proposed Sellers or to be sold by the Company as determined by the Company.

               (c) In connection with any Underwritten Offering under this
Section 5.2 for the Company's account, the Company shall not be required to include a holder's Registrable Securities in the Underwritten Offering unless such holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company; provided, that any such underwriting agreement includes only customary terms and conditions.

               (d) If, at any time after giving written notice of its intention to register any of its equity securities as set forth in this Section 5.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such equity securities, the Company may, at its election, give written notice of such determination to each Piggyback Stockholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein); provided, that Stockholders may continue the registration as a Demand Registration pursuant to the terms of Section 5.1.

            Section 5.3 Shelf Registration.

               (a) Subject to Section 5.3(d), and further subject to the availability of a Registration Statement on Form S-3 ("Form S-3") to the Company, each of the Fortress Stockholders and HP or any of their respective Permitted Transferees (in each case to the extent a Stockholder hereunder) may by written notice delivered to the Company (the "Shelf Notice") require the Company to file as soon as practicable (but no later than 60 days after the date the Shelf Notice is delivered), and to use commercially reasonable efforts to cause to be declared effective by the Commission (within 90 days after such filing date), a Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of the Registrable Securities owned by the Fortress Stockholders or HP (or any of their Permitted Transferees), as the case may be, and any other Persons that at the time of the Shelf Notice meet the definition of a Stockholder who elect to participate therein as provided in Section 5.3(b) in accordance with the plan and method of distribution set forth in the prospectus included in such Form S-3 (the "Shelf Registration Statement").

               (b) Within five business days after receipt of a Shelf Notice pursuant to Section 5.3(a), the Company will deliver written notice thereof to each Stockholder. Each Stockholder may elect to participate in the Shelf Registration Statement by delivering to the Company a written request to so participate within ten days after the Shelf Notice is received by any such Stockholder.

               (c) Subject to Section 5.3(d), the Company will use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the earlier of (i) one year after the Shelf Registration Statement has been declared effective; and (ii) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise.

               (d) Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the Stockholders who elected to participate in the Shelf Registration Statement, to require such Stockholders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement for a reasonable period of time not to exceed 60 days in succession or 90 days in the aggregate in any 12 month period (a "Suspension Period") if the Company shall determine that it is required to disclose in the Shelf Registration Statement a financing, acquisition, corporate reorganization or other similar corporate transaction or other material event or circumstance affecting the Company or its securities, and that the disclosure of such information at such time would be detrimental to the Company or its stockholders. Immediately upon receipt of such notice, the Stockholders covered by the Shelf Registration Statement shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below. Any Suspension Period shall terminate at such time as the public disclosure of such information is made. After the expiration of any Suspension Period and without any further request from a Stockholder, the Company shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            Section 5.4 Withdrawal Rights. Any Stockholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect and, within ten days following the mailing of such notice, such holder of Registrable Securities still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities, when taken together with elections to register Registrable Securities by its Affiliates, to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such ten day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof. Any registration statement withdrawn or not filed (a) in accordance with an election by the Company, (b) in accordance with an election by the Requesting Stockholders in the case of a Demand Registration or by the Fortress Stockholders, HP or their respective Permitted Transferees (in each case to the extent a Stockholder hereunder) with respect to a Shelf Registration Statement or (c) in accordance with an election by the Company subsequent to the effectiveness of the applicable Demand Registration statement because any post-effective amendment or supplement to the applicable Demand Registration statement contains information regarding the Company which the Company deems adverse to the Company, shall not be counted as a Demand.

            Section 5.5 Holdback Agreements. Each Stockholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such equity securities, during any time period reasonably requested by the Company (which shall not exceed 90 days) with respect to any Public Offering, Demand Registration or Piggyback Registration (in each case, except as part of such registration), or, in each case, a later date required by any underwriting agreement with respect thereto.

            Section 5.6 Registration Procedures.

               (a) If and whenever the Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 5.1, 5.2 and 5.3 the Company shall as expeditiously as reasonably possible:

                  (i) prepare and file with the Commission a registration statement to effect such registration and thereafter use commercially reasonable efforts to cause such registration statement to become and remain effective pursuant to the terms of this Agreement; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration ("Selling Holders") copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and such review to be conducted with reasonable promptness;

                  (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (i) in the case of a Demand Registration pursuant to Section 5.1, the expiration of 60 days after such registration statement becomes effective or (ii) in the case of a Piggyback Registration pursuant to Section 5.2, the expiration of 60 days after such registration statement becomes effective or (iii) in the case of a Shelf Registration pursuant to Section 5.3, the expiration of one year after such registration statement becomes effective;

                  (iii) furnish to each Selling Holder and each underwriter, if any, of the securities being sold by such Selling Holder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;

                  (iv) use commercially reasonable efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Selling Holder and any underwriter of the securities being sold by such Selling Holder shall reasonably request, and take any other action which may be reasonably necessary or advisable to enable such Selling Holder and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause
(iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to file a general consent to service of process in any such jurisdiction;

                  (v) use commercially reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if no such securities are so listed, use commercially reasonable efforts to cause such Registrable Securities to be listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market;

                  (vi) use commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Holder(s) thereof to consummate the disposition of such Registrable Securities;

                  (vii) in connection with an Underwritten Offering, obtain for each Selling Holder and underwriter:

                      (1) an opinion of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Selling Holder and underwriters, and

                      (2) a "comfort" letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a

    "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter) signed by the independent public accountants who have certified the Company's financial statements included in such registration statement;

                  (viii) promptly make available for inspection by any seller, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (viii) if (i) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (i) or (ii) such Holder of Registrable Securities requesting such information agrees, and causes each of its Inspectors, to enter into a confidentiality agreement on terms reasonably acceptable to the Company; and provided, further, that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

                  (ix) promptly notify in writing each Selling Holder and the underwriters, if any, of the following events:

                      (1) the filing of the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

                      (2) any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information;

                      (3) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; and

                      (4) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

                  (x) notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of any Selling Holder, promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (xi) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of such registration statement;

                  (xii) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to Selling Holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first day of the Company's first full quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (xiii) use its reasonable best efforts to assist Stockholders who made a request to the Company to provide for a third party "market maker" for the Common Stock; provided, however, that the Company shall not be required to serve as such "market maker";

                  (xiv) cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such registration statement a supply of such certificates; and

                  (xv) have appropriate officers of the Company prepare and make presentations at any "road shows" and before analysts and rating agencies, as the case may be, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use its reasonable best efforts to cooperate as reasonably requested by the Selling Holders and the underwriters in the offering, marketing or selling of the Registrable Securities.

         The Company may require each Selling Holder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request to complete or amend the information required by such registration statement.

               (b) Without limiting any of the foregoing, in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the covenants and agreements of the Company contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers. In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall
(i) furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended certificates representing ownership of the Registrable Securities being sold, in such denominations as requested and
(ii) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

               (c) Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.6(a)(ix), such Selling Holder shall forthwith discontinue such Selling Holder's disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.6(a)(ix) and, if so directed by the Company, deliver to the Company, at the Company's expense, all copies, other than permanent file copies, then in such Selling Holder's possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, any applicable 60 day or one year period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 5.6(a)(ix) to the date when all such Selling Holders shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.

            Section 5.7 Registration Expenses. All expenses incident to the Company's performance of, or compliance with, its obligations under this Agreement including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and "blue sky" laws, all fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" as such term is defined in Schedule E of the By-Laws of the NASD), all fees and expenses of compliance with securities and "blue sky" laws, all printing (including, without limitation, expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Securities) and copying expenses, all messenger and delivery expenses, all fees and expenses of the Company's independent certified public accountants and counsel (including, without limitation, with respect to "comfort" letters and opinions) and fees and expenses of one firm of counsel to the Stockholders selling in such registration (which firm shall be selected by the Stockholders selling in such registration that hold a majority of the Registrable Securities included in such registration) (collectively, the "Registration Expenses") shall be borne by the Company, regardless of whether a registration is effected. The Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded. Each Selling Holder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Holder's Registrable Securities pursuant to any registration.

            Section 5.8 Indemnification.

               (a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder, its officers, directors, employees, managers, partners and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange
Act) such Selling Holder or such other indemnified Person from and against all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys' fees and expenses) (collectively, the "Losses") caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by any information furnished in writing to the Company by such Selling Holder expressly for use therein or by such Selling Holder's failure to deliver a copy of a current prospectus or any amendments or supplements thereto (which does not contain any such material misstatements or omissions) after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an Underwritten Offering and without limiting any of the Company's other obligations under this Agreement, the Company shall also indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification (and exceptions thereto) of the holders of Registrable Securities being sold. Reimbursements payable pursuant to the indemnification contemplated by this
Section 5.8(a) will be made
by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

               (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such Selling Holder will furnish to the Company in writing information regarding such Selling Holder's ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company or such other indemnified Person against all Losses caused by any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by such Selling Holder expressly for use therein; provided, however, that each Selling Holder's obligation to indemnify the Company hereunder shall, to the extent more than one Selling Holder is subject to the same indemnification obligation, be apportioned between each Selling Holder based upon the net amount received by each Selling Holder from the sale of Registrable Securities, as compared to the total net amount received by all of the Selling Holders of Registrable Securities sold pursuant to such registration statement. Notwithstanding the foregoing, no Selling Holder shall be liable to the Company for amounts in excess of the lesser of (i) such apportionment and (ii) the amount received by such holder in the offering giving rise to such liability.

               (c) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice on a timely basis.

               (d) In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or is reasonably likely to be prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, it being understood that the indemnified party shall not be deemed to be unreasonable in withholding its consent if the proposed settlement imposes any obligation on the indemnified party other than the payment of money).

               (e) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

               (f) If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Holder or transferee thereof shall be required to make a contribution in excess of the net amount received by such holder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

               (g) Not less than five business days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each Stockholder who has timely provided the requisite notice hereunder entitling the Stockholder to register Registrable Securities in such registration statement of the information, documents and instruments from such Stockholder that the Company or any underwriter reasonably requests in connection with such registration statement, including, but not limited to a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the "Requested Information"). If the Company has not received, on or before the second day before the expected filing date, the Requested Information from such Stockholder, the Company may file the Registration Statement without including Registrable Securities of such Stockholder. The failure to so include in any registration statement the Registrable Securities of a Stockholder (with regard to that registration statement) shall not in and of itself result in any liability on the part of the Company to such Stockholder.


                                  ARTICLE VI

                                 MISCELLANEOUS

            Section 6.1 Headings. The headings in this Agreement are for convenience of reference only and shall not control or effect the meaning or construction of any provisions hereof.

            Section 6.2 Entire Agreement. This Agreement constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

            Section 6.3 Further Actions; Cooperation. Each of the Stockholders agrees to use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to give effect to the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Stockholders (i) acknowledges that the Stockholders will prepare and file with the Commission filings under the Exchange Act, including under Section 13(d) of the Exchange Act, relating to their beneficial ownership of the Common Stock and (ii) agrees to use its reasonable efforts to assist and cooperate with the other parties in promptly preparing, reviewing and executing any such filings under the Exchange Act, including any amendments thereto.

            Section 6.4 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:

               (a) If to any of the Fortress Stockholders, to:

                           c/o Fortress Investment Group LLC
                           1251 Avenue of the Americas, 16th Floor
                           New York, NY 10020
                           Fax: (212) 798-6122
                           Attn: Randal A. Nardone
                   with a copy (which shall not constitute notice) to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           4 Times Square
                           New York, NY 10036-6522
                           Fax: (212) 735-2000
                           Attn:   Joseph A. Coco, Esq.


               (b) If to HP:

                           c/o Capital Z Management
                           54 Thompson Street
                           New York, New York 10012
                           Fax: (212) 965-2411
                           Attn:   Mani A. Sadeghi and Joseph R. Tomei

                   with a copy (which shall not constitute notice) to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York 10153
                           Fax:   (212) 310-8007
                           Attn:  Douglas P. Warner, Esq.

               (c) If a Stockholder that is not an Initial Stockholder, then to the address set forth on such Stockholder's signature page hereto.

A copy of each notice delivered pursuant to this Agreement shall be delivered to the Company in accordance with this Section 6.4 at the following address:

                           Brookdale Senior Living Inc.
                           330 N. Wabash, Suite 1400
                           Chicago, IL 60611
                           Fax: (866) 326-9975
                           Attn: Deborah C. Paskin, Esq.

                   with a copy (which shall not constitute notice) to:

                           Fortress Investment Group LLC
                           1251 Avenue of the Americas, 16th Floor
                           New York, NY 10020
                           Fax: (212) 798-6122
                           Attn: Randal A. Nardone

                           and

\

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           4 Times Square
                           New York, NY 10036-6522
                           Fax: (212) 735-2000
                           Attn:   Joseph A. Coco, Esq.

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

            Section 6.5 Applicable Law. The substantive laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, without regard to conflicts of law doctrines. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO DISPUTES HEREUNDER.

            Section 6.6 Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement, including any such provisions, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

            Section 6.7 Successors and Assigns. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. No Stockholder may assign any of its rights hereunder to any Person other than a Permitted Transferee that has complied in all respects with the requirements of this Agreement (including, without limitation, Section 2.1). Except as otherwise provided in Section 2.1, each Permitted Transferee of any Stockholder, shall be subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement; provided, however, no transfer of rights permitted hereunder shall be binding upon or obligate the Company unless and until (i) the Company shall have received written notice of such transfer,
(ii) such transferee can establish beneficial ownership or ownership of record of Company Securities (whether individually or together with its Affiliates that are Stockholders or transferees of Stockholders and, if applicable, its other Permitted Transferees that are Stockholders or transferees of Stockholders) and (iii) with respect to the rights set forth in Article V hereof, such transferee can establish beneficial ownership or ownership of record of a Registrable Amount (whether individually or together with its Affiliates that are Stockholders or transferees of Stockholders and, if applicable, its other Permitted Transferees that are Stockholders or transferees of Stockholders). The Company may not assign any of its rights or obligations hereunder without the prior written consent of each of the Stockholders. Notwithstanding the foregoing, no successor or assignee of the Company shall have any rights granted under this Agreement until such Person shall acknowledge its rights and obligations hereunder by a signed written statement of such Person's acceptance of such rights and obligations.

            Section 6.8 Amendments. This Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is in writing and signed by each of the Stockholders and the Company.

            Section 6.9 Waiver. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in a writing signed by the party against whom the waiver is to be effective, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

            Section 6.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

            Section 6.11 SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND THE APPELLATE COURTS THEREOF. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS FOR NOTICES SET FORTH HEREIN. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            Section 6.12 Injunctive Relief. Each party hereto acknowledges and agrees that a violation of any of the terms of this Agreement will cause the other parties irreparable injury for which an adequate remedy at law is not available. Therefore, the Stockholders agree that each party shall be entitled to, an injunction, restraining order, specific performance or other equitable relief from any court of competent jurisdiction, restraining any party from committing any violations of the provisions of this Agreement.

            Section 6.13 Recapitalizations, Exchanges, Etc. Affecting the shares of Common Stock; New Issuances. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Company Securities and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such Company Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

            Section 6.14 Termination. Upon the mutual consent of all of the parties hereto or, with respect to each Stockholder, at such earlier time as such Stockholder and its Affiliates and Permitted Transferees ceases to beneficially own a Registrable Amount, the terms of this Agreement shall terminate, and be of no further force and effect; provided, however, that the following shall survive the termination of this Agreement: (i) the provisions of Sections 5.2 (which shall terminate, and be of no further force and effect, with respect to each Piggyback Stockholder, at such time as such Piggyback Stockholder and its Affiliates and Permitted Transferees ceases to beneficially own a Piggyback Registrable Amount), 5.7, 5.8, 6.5, 6.11, this Section 6.14 and
Section 6.15; (ii) the rights with respect to the breach of any provision hereof by the Company and (iii) any registration rights vested or obligations accrued as of the date of termination of this Agreement to the extent, in the case of registration rights so vested, if such Stockholder ceases to meet the definition of a Stockholder under this Agreement subsequent to the vesting of such registration rights as a result of action taken by the Company; provided, further, however that at any time each of HP and its Permitted Transferees may elect, by written notice to the Company, to withdraw from this Agreement and as a result of such withdrawal, such Stockholder shall no longer be entitled to the rights, nor be subject to the obligations, of this Agreement and the Common Stock held by such Stockholder shall conclusively be deemed thereafter not to be "Registrable Securities" under this Agreement. In connection with any withdrawal from the Agreement by HP, HP will cause its designee to the Company's Board to tender his or her resignation contemporaneously with HP's withdrawal. No withdrawal pursuant to this Section 6.14 shall release any Stockholder from its indemnification and contribution rights and obligations, if any, pursuant to
Section 5.8 herein.

            Section 6.15 Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if it is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales in compliance with Rule 144 under the Securities Act), and it will take such further reasonable action, to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the reasonable request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and filing requirements.

                  [Remainder of page left blank intentionally]

             IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly as of the date first above written.

                                    BROOKDALE SENIOR LIVING INC.


                                    By: /s/ Mark J. Schulte
                                       ---------------------------------
                                       Name:  Mark J. Schulte
                                       Title: Chief Executive Officer


                                    FIT-ALT INVESTOR LLC


                                    By: /s/ Randal A. Nardone
                                       ---------------------------------
                                       Name:  Randal A. Nardone
                                       Title: COO & Secretary


                                    FORTRESS BROOKDALE ACQUISITION LLC


                                    By: /s/ Randal A. Nardone
                                       ---------------------------------
                                       Name:  Randal A. Nardone
                                       Title: Secretary


                                    FORTRESS INVESTMENT TRUST II

                                    By: /s/ Randal A. Nardone
                                       ---------------------------------
                                       Name:  Randal A. Nardone
                                       Title: VP, COO & Secretary


                                    HEALTH PARTNERS

                                    By: Capital Z Financial Services Fund
                                        II, L.P., its General Partner

                                        By:   Capital Z Partners, L.P., its
                                              General Partner

                                              By:    Capital Z Partners, Ltd,
                                                     its  General Partner

                                                     By /s/ Bradley E. Cooper
                                                       ------------------------
                                                       Name:  Bradley E. Cooper
                                                       Title: